UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2011

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

San Dimas, California, November 3, 2011 . . . American States Water Company (NYSE:AWR) announced today that on November 2, 2011, its wholly-owned subsidiary Golden State Water Company ("GSWC") entered into a settlement agreement with the Division of Ratepayer Advocates (“DRA”) of the California Public Utilities Commission (“CPUC”) on its requested authorized cost of capital for 2012 through 2014. If approved by the CPUC, the settlement will authorize a Return on Equity (“ROE”) of 9.99% and a rate-making capital structure for GSWC of 55% equity and 45% debt. The weighted cost of capital (rate of return on ratebase), including an updated embedded debt cost, if approved as settled, would be at 8.64%.  When finalized, the rate of return authorized by the CPUC will be implemented into rates on a company-wide basis. A decision on the cost of capital filing is expected in the fourth quarter of 2011 or first quarter of 2012.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits
Exhibit No.	Description
99.1	Press Release: American States Water Company Announces a Settlement Agreement in Golden State Water’s Cost of Capital Application

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date:	November 3, 2011	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial Officer,
Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:

Date:	November 3, 2011	/s/ Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial Officer
and Secretary